UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

TICC Capital Corp.
(Name of Registrant as Specified In Its Charter)

NexPoint Advisors, L.P.
Dr. Bob Froehlich
John Honis
Timothy K. Hui
Ethan Powell
William M. Swenson
Bryan A. Ward
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NexPoint Advisors, L.P. (“NexPoint”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and an accompanying BLUE proxy card to be used to solicit votes for the special meeting of stockholders of TICC Capital Corp. (the “Company”) scheduled to be held on October 27, 2015 (the “Special Meeting”): (i) AGAINST the Company’s proposal to approve a new investment advisory agreement between the Company and TICC Management, LLC, (ii) FOR a competing slate of six director nominees nominated by NexPoint and (iii) AGAINST the Company’s proposal to adjourn the Special Meeting in the event that a quorum is present and the Company’s proposals did not receive sufficient votes for approval. Attached are additional materials prepared by NexPoint in connection with the solicitation.

GRAPHIC OMMITTED

NexPoint's Superior Track Record; Outperformance in Relevant Asset Classes

Additional Proxy Materials for TICC Special Meeting (NASDAQ: TICC)

October 20, 2015

Please refer to Important Disclosures and Disclaimers beginning on Page 6.
For use only in connection with consideration of the matters proposed for stockholder approval at the October 27, 2015 special meeting of the TICC stockholders (the "Special Meeting"). Not for use in connection with the purchase or sale of any security or other investment decision.

NexPoint's Experience and Expertise

* NexPoint Advisors, L.P., together with Highland Capital Management, L.P. and its affiliates ("NexPoint"), have deep experience in CLOs and leveraged loans, the current and anticipated investment strategy of TICC:

 * NexPoint currently manages approximately $20 billion in assets in CLO equity, leveraged loans and other alternative assets.

 * NexPoint has invested in CLOs since 1996 and has been tested across multiple credit cycles.

 * NexPoint has structured and managed over $32 billion of CLOs and similar securitizations and is now one of the largest CLO managers in the world.

 * NexPoint's personnel are experts in leveraged loans and are consistently recognized by the industry as a top leveraged loan manager.

 * Recent awards include: CreditFlux Best CLO Fund (2015), CreditFlux Best New
CLO Finalist (2015), Lipper Fund Awards -- Highland Floating Rate Opportunities
Fund (2015), and Lipper Fund Awards Best Loan Participation Fund over Three
Years (2014).

* NexPoint has extensive experience managing retail funds:

 * NexPoint currently manages 18 retail funds with approximately $6 billion of aggregate assets under management.

 * NexPoint Credit Strategies Fund (NYSE:NHF) is a high performing closed-end fund, a significant portion of which is invested similar to TICC.

Of the Proposed Managers, NexPoint has the Longest Tenure and the Most
Experience Managing CLOs and Leveraged Loans

Track Record: NexPoint CLO Debt and Equity Composite

GRAPHIC OMMITTED

As of 8/31/15. NexPoint Composites include 35 managed accounts. Returns are gross of fees. Gross of fees performance does not reflect the deduction of advisory fees or other expenses that impact returns shown. Please see important additional disclosures regarding each composite on Page 6. Past performance is not indicative of future results. Investments may lose value.

Track Record: NexPoint Bank Loan Composite

GRAPHIC OMMITTED

As of 8/31/15. The NexPoint Bank Loan Composite includes all discretionary long-only strategy accounts that typically invest in senior secured floating rate loans using a fundamental bottoms up investment analysis. Returns are gross of fees. Gross of fees performance does not reflect the deduction of advisory fees or other expenses that impact returns shown. Please see important additional disclosures regarding each composite on Page 6. Past performance is not indicative of future results. Investments may lose value.

Track Record: NexPoint Credit Strategies Fund (NYSE:NHF)

GRAPHIC OMMITTED

As of 8/31/15. NHF performance is shown net of fees. NHF returns are calculated using NHF share price. Please see important additional disclosures regarding each composite on Page 6. Past performance is not indicative of future results.
Investments may lose value.

Disclosures

NexPoint is defined as NexPoint Advisors, L.P. and its affiliated advisers;
including Highland Capital Management, L.P., Acis Capital Management, L.P.,
Falcon EandP Opportunities GP, LLC, Granite Bay Advisors, L.P., Highland Capital
Healthcare Advisors, L.P., Highland Capital Management Fund Advisors, L.P., and
NexPoint Real Estate Advisors, L.P.

Gross of fees performance does not reflect the deduction of advisory fees or other expenses that impact returns shown. Since fees are deducted regularly, the compounding effect will be to increase the impact of the fee deduction on gross account performance by a greater percentage than that of the annual fee charged. For example, if an account is charged a 1% management fee per year and has gross performance of 12% during that same period, the compounding effect of the quarterly fee assessments will result in an actual return of approximately
10.9% .

The NexPoint Bank Loan Composite includes all discretionary accounts managed by
NexPoint pursuant to the Highland Bank Loans strategy. The Highland Bank Loans strategy is a long-only strategy that typically invests in senior secured floating rate loans using fundamental bottom-up investment analysis. Accounts in the composite primarily invest in bank loans but also hold investments elsewhere in the capital structure including equities, mezzanine debt and high yield bonds, which may have materially impacted the results in the composite.
In November 2012, certain accounts were incorporated into the composite as a result of their adoption of this strategy on such date. Prior to that date, those accounts were included in the Pyxis Bank Loans Composite. Portfolios may invest in thinly-traded and/or relatively illiquid securities. The composite creation date is March 2014. The performance of the NexPoint Bank Loan
Composite has been shown because NexPoint believes it involves many of the same asset classes as those in which TICC invests. It is not meant to imply that
NexPoint would necessarily utilize the Highland Bank Loan strategy as investment adviser for TICC. Accounts included in this composite may have different investment objectives and restrictions than TICC. This composite reflects the reinvestment of dividends and other earnings.

The NexPoint CLO Debt and Equity Composite includes the performance of CLO debt and equity securities owned by all NexPoint-managed accounts during the periods presented. CLO debt excludes managed CLO Equity investments, while Investment
Grade Debt also excludes any CLO debt with an original rating lower than
Baa3/BBB-. This composite does not reflect the entire performance of any specific NexPoint account, which may be higher or lower than the composite and in some cases is lower. TICC invests in asset classes other than just CLO debt and equity. Accounts included in this composite may have different investment objectives and restrictions than TICC. This composite reflects the reinvestment of dividends and other earnings.

Credit Suisse Leveraged Loan Index is designed to mirror the investable universe of the $US-denominated leveraged loan market. Average values are computed over the index for coupon, current yield, initial spread and price.
The average coupon, current yield and initial spread are weighted by market value (amount outstanding x price) at the end of the measurement period for each loan currently paying interest in the index. Total return is computed for each loan, which is the per cent change in the value of each loan during the measurement period. Total return is the sum of three components: principal, interest, and reinvestment return.

Credit Suisse HF Index is an asset-weighted hedge fund index and includes only funds, as opposed to separate accounts. The Index uses the Credit
Suisse/Tremont database, which tracks over 5000 funds, and consists only of funds with a minimum of US$50 million under management, a 12-month track record, and audited financial statements. It is calculated and rebalanced on a monthly basis, and shown net of all performance fees and expenses.

Disclaimer

About NexPoint Advisors, L.P. NexPoint, together with its affiliates, currently manages approximately $20 billion in net assets and believes that its core competences are squarely within the Company's investment strategy. NexPoint is indirectly wholly owned by a trust that is beneficially owned and controlled by
James Dondero. Highland Capital Management, L.P. ("Highland") is ultimately controlled by James Dondero and is therefore an affiliate of, and under common control with, NexPoint, which shares personnel and other resources with
Highland. Highland (together with its affiliates) is one of the world's most experienced alternative credit managers, tested by numerous credit cycles, specializing in credit strategies, such as a broad range of leveraged loans, high yield bonds, direct lending, public and private equities and CLOs.
Highland also offers alternative investment-oriented strategies, including asset allocation, long/short equities, real estate and natural resources. If
NexPoint is retained by the Company as its investment adviser, the Company will have access to all of Highland's capabilities and expertise.

Important Additional Information and Where to Find It. NexPoint has filed a definitive proxy statement and accompanying proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies from the stockholders of the Company in connection with the matters to be considered at the Company's Special Meeting of Stockholders to be held on
October 27, 2015, including the election of NexPoint's nominees for director:
Dr. Bob Froehlich, John Honis, Timothy K. Hui, Ethan Powell, William M. Swenson
and Bryan A. Ward (collectively, the "Nominees"). STOCKHOLDERS OF THE COMPANY
ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND THE ACCOMPANYING PROXY
CARD AND OTHER DOCUMENTS FILED BY NEXPOINT WITH THE SEC CAREFULLY AND IN THEIR
ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The proxy statement and proxy card have been distributed to stockholders. The proxy statement and other relevant materials, and any other documents filed by NexPoint with the SEC, may also be obtained free of charge at the SEC's website at www.sec.gov. This is not the Company's or TSLX's proxy statement.

If you have any questions, need free copies of the proxy statement or other relevant materials (when they become available), or need assistance voting your
Shares, please call:

D.F. King and Co., Inc. Stockholders Call Toll[]Free at: 866-416-0556 Media
Contact: Brian H. Schaffer 48 Wall Street Banks and Brokers Call Collect at:
212-269-5550 Prosek Partners, 212-279-3115 229 New York, NY 10005 Email:
TICC@dfking.com bschaffer@prosek.com

You may also contact NexPoint via email at TICCProxy@NexPointAdvisors.com

Disclaimer (cont'd)

Participants in the Solicitation. NexPoint and the Nominees are deemed to be participants in NexPoint's solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Company's
Special Meeting of Stockholders to be held on October 27, 2015. NexPoint is the beneficial owner of 100 shares of common stock(1) of the Company and also proposes to become the Company's investment adviser, for which it would receive advisory fees. Information regarding NexPoint and the Nominees, and their direct or indirect interests in the Company, by security holdings or otherwise, are set forth in the proxy statement filed with the SEC by NexPoint.

Third Party Information. These materials may contain or refer to news, commentary and other information sourced from persons or companies that are not affiliated with NexPoint. The author and source of any third party information and the date of its publication are clearly and prominently identified.
NexPoint has neither sought nor obtained permission to use or quote such third party information. NexPoint cannot guarantee the accuracy, timeliness, completeness or availability of such third party information, and does not explicitly or implicitly endorse or approve such third party information.
NexPoint, the Nominees and their affiliates shall not be responsible or have any liability for any misinformation or inaccuracy in such third party information.

Cautionary Statement Regarding Forward-Looking Statements. These materials may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect,"
"potential," "opportunity," "estimate," "plan" and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in these materials that are not historical facts are based on current expectations and speak only as of the date of such materials, and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of
NexPoint. Although NexPoint believes that the assumptions underlying the projected results or forward-looking statements included in these materials are reasonable as of the date of such materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. NexPoint will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

(1) If appointed as investment adviser of the Company, NexPoint intends to make an investment of at least $20 million in the Company's common stock in open market transactions in the first 12 months following appointment. This represents about 2.88 million shares, or approximately 4.8% of all outstanding shares at closing on September 18, 2015.

Disclaimer (cont'd)

NexPoint may have relied upon certain quantitative and qualitative assumptions when preparing the analysis which may not be articulated as part of the analysis. The realization of the assumptions on which the analysis was based are subject to significant uncertainties, variables, and contingencies and may change materially in response to small changes in the elements that comprise the assumptions, including the interaction of such elements. Furthermore, the assumptions on which the analysis was based may be necessarily arbitrary, may be made as of the date of the analysis, do not necessarily reflect historical experience with respect to securities similar to those that may be contained in the analysis, and do not constitute a precise prediction as to future events.
Because of the uncertainties and subjective judgments inherent in selecting the assumptions on which the analysis was based and because future events and circumstances cannot be predicted, the actual results realized may differ materially from those projected in the analysis. The information that is contained in the analysis should not be construed as financial, legal, investment, tax, or other advice. You ultimately must rely upon your own examination and that of your professional advisors, including legal counsel and accountants as to the legal, economic, tax, regulatory, or accounting treatment, suitability, and other aspects of the analysis. NexPoint asks that you refrain from sending this document to any other party under any circumstances.

NexPoint reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. NexPoint disclaims any obligation to update the information or opinions contained herein.

These materials are provided for information purposes only, and are not intended to be, nor should they be construed as, an offer to sell or the solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security.

Past Performance does not guarantee future results. Performance during time period shown is limited and may not reflect the performance in different economic and market cycles. There can be no assurance that similar performance will be experienced.